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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported) December 21, 2000


                              CONVERA CORPORATION
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             (Exact name of registrant as specified in its charter)


Delaware                              000-31989                  54-1987541
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(State or other jurisdiction     (Commission File No.)        (I.R.S. Employer
of incorporation)                                            Identification No.)



                          1921 GALLOWS ROAD, SUITE 200
                            VIENNA, VIRGINIA  221826
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             (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (703) 761-3700

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Item 2 Acquisition or Disposition of Assets

     On December 21, 2000, Excalibur Technologies Corporation ("Excalibur") and Intel Corporation ("Intel"), consummated a business combination transaction (the "Combination") pursuant to an Agreement and Plan of Contribution and Merger, dated as of April 30, 2000, as amended (the "Contribution and Merger Agreement"), by and among Excalibur, Intel, Convera Corporation ("Convera"), a wholly owned subsidiary of Excalibur, and Excalibur Transitory, Inc., a wholly owned subsidiary of Convera. At the completion of the Combination:

     Excalibur became a wholly owned subsidiary of a new holding company, Convera Corporation;

     Each outstanding share of Excalibur common stock was converted into one share of Convera Class A common stock, resulting in Excalibur stockholders receiving 15,559,563 aggregate shares of Convera Class A common stock; and

     Intel contributed to Convera its Interactive Media Services division, intellectual property assets and other assets used by that division, as well as approximately $150 million in cash at closing, in exchange for 14,949,384 shares of the Convera Class A common stock and 12,207,038 shares of the Convera Class B non-voting common stock.

     In a transaction related to the Combination, on December 21, 2000, Convera also consummated a transaction (the "NBA Transaction") with NBA Media Ventures, LLC and WNBA Enterprises, LLC (collectively, the "NBA Parties"). At the completion of the NBA Transaction:

     Intel assigned to Convera a services agreement it had entered into with the NBA Parties under which Intel agreed to provide services and technologies for the development of interactive NBA products over a term of ten years; and

     NBA Media Ventures, LLC received 4,746,221 shares of Convera Class A common stock in exchange for the contribution to Convera of certain assets pursuant to a Contribution Agreement dated as of September 13, 2000 between Convera and the NBA Media Ventures, LLC (the "Contribution Agreement").

     Information concerning the Combination and the NBA Transaction is included in Convera's Registration Statement on Form S-4 (File No. 333-50172) filed with the Securities Exchange Commission on November 21, 2000 (the "Form S-4"). The Contribution and Merger Agreement is attached as Annex A to the prospectus included in the Form S-4 and the Contribution Agreement is attached as Exhibit
10.15 to the Form S-4.

     Convera is a successor registrant of Excalibur. The Convera Class A Common Stock is traded on the Nasdaq National Market under the symbol "CNVR".

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
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     (a) Financial Statements of Businesses Acquired

     The following financial statements of the Interactive Media Services division of Intel included in Convera's Registration Statement on Form S-4 (File No. 333-50172) are incorporated herein by reference:

          (1) Report of Independent Auditors

          (2) Statement of Assets to be Contributed as of December 25, 1999, December 26, 1998, and September 30, 2000 (unaudited)

          (3) Statement of Net Revenues and Direct Expenses for the year ended December 25, 1999, the period from inception to December 26, 1998, and the nine months ended September 25, 1999 (unaudited) and September 30, 2000 (unaudited)

          (4) Notes to Financial Statements

     (b) Pro Forma Financial Information

     The following unaudited pro forma combined financial information of Convera will be filed by an amendment to this Form 8-K as soon as practicable, but not later than 60 days after the date this Form 8-K is required to be filed:

          (1) Unaudited Pro Forma Combined Balance Sheet of Convera as of October 31, 2000

          (2) Unaudited Pro Forma Combined Statements of Operations of Convera for the year ended January 31, 2000 and the nine months ended October 31, 2000

     (c) Exhibits

     2.1 Agreement and Plan of Contribution and Merger, dated as of April 30, 2000, as amended, by and among Excalibur Technologies Corporation, Intel Corporation, Convera Corporation and Excalibur Transitory, Inc. (Incorporated by reference from Exhibits 2.1 and 2.2 to Convera's Registration Statement on Form S-4 (File No. 333-50172))

     2.2 Amendment No. 2, dated as of December 21, 2000, to Agreement and Plan of Contribution and Merger, dated as of April 30, 2000, by and among Excalibur Technologies Corporation, Intel Corporation, Convera Corporation and Excalibur Transitory, Inc.

     10.15 Contribution Agreement, dated as of September 13, 2000, between Convera and NBA Media Ventures, LLC. (Incorporated by reference from
           Exhibit 10.15 to Convera's Registration Statement on Form S-4 (File No. 333-50172))

     99.1  Press Release issued by Excalibur on December 21, 2000


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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                              CONVERA CORPORATION




                              By:  /s/ Patrick C. Condo
                                   Patrick C. Condo
                                   President and Chief Operating Officer


Date: December 21, 2000